Exhibit 10.7

LEAK-OUT AGREEMENT

THIS LEAK-OUT AGREEMENT (the “Agreement”) is made and entered into as of October 16, 2024, between ______________________ (the “Holder”) and ReShape Lifesciences Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein are used as defined in the Purchase Agreement (as defined below) or, if not defined therein, encompass all items covered by the definition of such term in any Note.

RECITALS

WHEREAS, the Company is the issuer of that certain Secured Convertible Promissory Note (the “Note” or “Securities”) pursuant to that certain Securities Purchase Agreement (the “Purchase Agreement”) dated as of the date hereof by and among the Company and the Holder;

WHEREAS, any capitalized terms not defined in this Agreement shall their respective meanings ascribed to them in the Purchase Agreement;

WHEREAS, the Holder owns the amount of Securities as listed on Schedule A;

WHEREAS, each of the Securities provides the Holder with the right to receive shares of the Company’s common stock, par value $0.001 of the Company (the “Common Stock”) through the conversion of the Notes; and

WHEREAS, the Company and the Holder agree to enter into this Agreement in order to provide for the orderly conversion of the Securities; and

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                   Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the others and to all third party beneficiaries of this Agreement that: (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is the binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound.

2.                   Leak Out.

(a)                Except as otherwise expressly provided herein, and subject to any other restrictions prohibiting the conversion, offer, sale or transfer of the shares of Common Stock under applicable United States federal or state securities laws, rules and regulations (collectively, the “Regulations”), the Company and the Holder agree that:

(i)                        Commencing the date of this Agreement, subject to any applicable Regulations, the Holder shall be entitled to convert the Note and sell the underlying shares, in accordance with the restrictions contained under Section 2(b) (the “Leak Out”). The

Leak Out will remain in effect so long as any Notes (as defined in that certain Securities Purchase Agreement, dated October 16, 2024, by and among the Company and the investors party thereto) or shares Common Stock of the Company remain outstanding, unless otherwise expressly extended in writing by the Holder (the “Leak Out Period”), at which time the Holder shall no longer be subject to the Leak Out restrictions, and shall be entitled to sell shares of Common Stock, as the Holder in their sole discretion may determine. In the event the Company terminates, reduces, waives or otherwise modifies any of the restrictions set forth in any other Leak-Out Agreement executed and delivered on or about the date hereof, then the Holder under this Agreement shall be entitled to the same modification of its restrictions hereunder.

(ii)                        Upon a breach of any representation, warranty or covenant of the Company pursuant to this Agreement, the Holder shall no longer be subject to the Leak Out restrictions, subject to any applicable Regulations.

(b)                Commencing on the date of this Agreement, subject to any applicable Regulations, each Holder agrees, on behalf of itself and each affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of the Holder which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to the Holder’s investments or trading or information concerning the Holder’s investments, including in respect of the Securities, or (z) is subject to the Holder’s review or input concerning such affiliate’s investments or trading (collectively, the “Trading Affiliates”), that, on any trading day during the Leak Out Period, the Holder will not, and will cause each of its Trading Affiliates not to, sell, dispose or otherwise transfer, in the aggregate, more than 10% of the composite daily trading volume of the Common Stock as reported by Bloomberg, LP.

3.                   Conflict. In the event there is a conflict between the terms of any of the Securities with this Agreement, the terms of this Agreement shall control any interpretation; provided, however, that, unless this Agreement expressly amends or supplements the language of the respective Security, the Security shall remain in full force and effect.

4.                   Remedies. The Holder shall have the right to specifically enforce all of the obligations of the Company under this Agreement (without posting a bond or other security), in addition to recovering damages by reason of any breach by the Company of any provision of this Agreement and to exercise all other rights granted by law and/or any of the documents related to the acquisition of the Securities by the Holder. The Company shall have the right to request statements and/or any transaction or trading records from the Holder at any time during the term of this Agreement. In the event that the Holder is found to have intentionally violated its obligations under this Agreement, such Holder will be precluded from trading for a period of ten (10) trading days (the “Standstill Period”) and the Company shall not be required to honor any conversions, conversion notices during such Standstill Period.

5.                   Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby. By way of illustration and not limitation, so that the Company may monitor Holder’s compliance with the terms hereof, the Holder shall provide to the Company brokerage account statements (or other suitable evidence, such as confirmations) on a monthly basis, and, upon reasonable demand. Such statements shall show the beginning securities balance, the number of securities sold during the month, and the ending securities balance.

6.                   Notices. All notices, instructions or other communications required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by facsimile, certified mail, return receipt requested or overnight courier by a nationally recognized courier service to the respective address as set forth in the Note. All notices shall be deemed to be given on the same day if delivered by facsimile, on the following business day if sent by overnight delivery or on the third business day following the date of mailing.

7.                   Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, and may not be amended except by a written instrument executed by the parties hereto. This Agreement supersedes any prior agreement (including, without limitation any prior lock-up or leak-out agreements), representation or understanding with respect to such subject matter.

8.                   Governing Law. Each party agrees to Section 6.6 (Governing Law; Courts) of the Purchase Agreement, including that (a) this Agreement and all claims, disputes, Proceedings, and matters related hereto or thereto or arising hereunder or thereunder or arising from or relating to the relationship among any of the parties hereto or thereto, are governed by, and shall be construed, interpreted and enforced exclusively in accordance with, the laws of the State of Delaware (without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Delaware) and (b) any such Proceeding shall be brought exclusively in the Delaware state courts sitting in Wilmington, DE or the federal courts of the United States of America for the District of Delaware sitting in Wilmington, DE; provided, that the Collateral Agent, any Holder and any Purchaser Party may bring Proceedings in other jurisdictions to enforce any Transaction Document. Each Company Party hereby accepts such jurisdiction, waives any objections to venue, and agrees that a final judgment in any such Proceeding shall be conclusive and enforceable in other jurisdictions, all as provided in the Purchase Agreement and accepts that service of process may be made in the way set forth in the Purchase Agreement.

9.                   Waiver of Jury Trial. Each party hereto hereby agree to Section 6.16 (Waiver of Jury Trial and Certain Other Rights) of the Purchase Agreement whereby, among other things, it irrevocably waives trial by jury in any Proceeding with respect to, or directly or indirectly arising out of, relating to or in connection with, this Guaranty or any other Transaction Document or the transactions contemplated therein or related thereto (whether founded in contract, tort or any other theory). Each party hereto (a) certifies that no other party, no Beneficiary and no affiliate or representative of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Guaranty by the mutual waivers and certifications in this Section 9.

10.               Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

11.               Severability. In the event any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason and in any respect, such invalidity, illegality, or unenforceability shall in no event affect, prejudice or disturb the validity of the remainder of this Agreement, which shall remain in full force and effect, enforceable in accordance with its terms.

12.               Effectiveness. This Agreement shall become effective immediately upon the full execution of this Agreement by the Company and the Holder. The Company agrees that the rest and the remainder of the terms and conditions of the Notes of the Company, not specifically altered by this Agreement shall remain in full force and effect, and inure to the benefit of the Holder.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the day and year first above written.

HOLDER:

By:
Name:
Title: Authorized Signatory

COMPANY:

RESHAPE LIFESCIENCES INC.

By:
Name: Paul F. Hickey
Title: President and CEO

Schedule A

Purchaser	Initial Notes (Principal Amount)	Initial Notes ( Purchase Price)	Additional Notes (Principal Amount)	Additional Notes ( Purchase Price)
	$833,333.34	$750,000.00	$555,555.56	$500,000.00